                            AMENDMENT NO. 1 TO THE
                         REGISTRATION RIGHTS AGREEMENT

        AMENDMENT NO. 1, dated as of March 25, 1997, TO THE REGISTRATION RIGHTS AGREEMENT, dated as of December 13, 1996, among RIGGS NATIONAL CORPORATION (the Company), RIGGS CAPITAL (the Trust), DILLON, READ & CO., INC. and FRIEDMAN, BILLINGS, RAMSEY & CO., INC. (together with Dillon, Read & Co. Inc. the Initial Purchasers).

                                  WITNESSETH:

        WHEREAS, the Company, the Trust and the Initial Purchasers have entered into a certain REGISTRATION RIGHTS AGREEMENT, dated as of December 13, 1996 (the Original Registration Rights Agreement; capitalized terms used but not defined herein shall have the meaning set forth in the Original Registration Rights Agreement);

        WHEREAS, the parties hereto wish to otherwise amendment the Original Registration Rights Agreement to the extent provided herein.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.      Term of Effectiveness For Shelf Registration Statement.
                ------------------------------------------------------

                The words three years from the date the Shelf Registration Statement in Section 2(b) of the Original Registration Rights Agreement shall be deleted and replaced by the words two years from the date the Shelf Registration Statement.

        2.      Effect on Original.
                ------------------

                Except as modified by this Amendment No. 1, the Original Registration Rights Agreement shall continue in full force and effect. References to the "Registration Rights Agreement," "this Agreement" or similar references to the Original Registration Rights Agreement in the Original Registration Rights Agreement or otherwise, shall be interpreted to mean the Original Registration Rights Agreement as amended by this Amendment No. 1.


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          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust and you this 25th day of March 1997.

                                         Very truly yours,

                                         RIGGS CAPITAL


                                         By /s/ Linda A. Madrid
                                           ------------------------------
                                           Name: Linda A. Madrid
                                           Title:


                                         RIGGS NATIONAL CORPORATION


                                         By /s/ Linda A. Madrid
                                           ------------------------------
                                           Name: Linda A. Madrid
                                           Title:


The foregoing Amendment Number 1 to the Original Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

DILLON, READ & CO. INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By  DILLON, READ & CO. INC.


    By /s/ Danforth Starr
      ----------------------------
      Name:
      Title:


By  FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


    By /s/ James R. Kleeblatt
      ----------------------------
      Name:
      Title: